Exhibit 10.14

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY (OR THE SECURITIES ISSUABLE ON CONVERSION THEREOF) BEFORE MAY 22, 2027.

Without prior written approval of TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until MAY 22, 2027.

TACTICAL RESOURCES CORP.

10.0% UNSECURED CONVERTIBLE DEBENTURE

(Incorporated under the laws of the Province of British Columbia)

DEBENTURE CERTIFICATE NO. 2025-01-CD-«Cert_No»	PRINCIPAL AMOUNT $«Debenture_Amount_»

TACTICAL RESOURCES CORP. (the “Corporation”), for value received, hereby acknowledges itself indebted and promises to pay to the order of, «Registration» (hereinafter referred to as the “holder” or the “Debentureholder”) the Principal Amount (set forth above) in the manner hereinafter provided at such place as the Debentureholder may designate by designate by notice in writing to the Corporation, on January 21, 2027, or such earlier date as the Principal Amount may become due and payable in accordance with the terms hereof (the “Maturity Date”), and to pay interest on the Principal Amount outstanding from time to time owing hereunder to the date of payment as hereinafter provided, both before and after maturity or demand, default and judgement.

Subject to the terms set forth herein, the Debentureholder has the right, from time to time and at any time on or prior to 5:00 p.m. (Pacific Time) on the earlier of: (i) the Business Day (as defined herein) immediately preceding the Maturity Date; and (ii) the Business Day prior to any repurchase of the Debenture in accordance with terms hereof, to convert all or any portion of the outstanding Principal Amount on the Conversion Date (as defined herein) into units of the Corporation (“Units”), at a price of $0.20 per Unit (the “Conversion Price”) subject to adjustment as herein provided. Each Unit will consist of one common share in the capital of the Corporation (a “Common Share”) and one Common Share purchase warrant (a “Warrant”). Each Warrant will entitle the holder to purchase one additional Common Share at a price of $0.20 per Common Share for a period of 36 months from the date of issuance. Any accrued and unpaid interest shall be paid in cash or in Units at a conversion price per Unit equal to the Market Price (as defined herein) on the Conversion Date, subject to prior TSXV (as defined herein) acceptance.

The Debentures will be an unsecured obligation of the Corporation and will be subordinated to all senior indebtedness of the Corporation, including, without limitation, any senior indebtedness that the Corporation may obtain in the future. The payment of the Principal Amount and interest on the Debentures will rank pari passu with all other Debentures issued under the Offering but will be subordinated in right of payment, as set forth in the Certificate, to the prior payment in full of all senior indebtedness of the Corporation and any senior indebtedness that the Corporation may obtain in connection with the acquisition of future interests, assets or otherwise.

Conversion of all or any part of the Debenture may only be completed at the offices of the Corporation at c/o Suite 1500, 1055 West Georgia Street, Vancouver, BC V6E 4N7 (Attention: Chief Executive Officer), or such other address as the Corporation may advise the holder in writing. This Debenture is issued subject to the terms and conditions appended hereto as Schedule “A”.

Unless otherwise indicated, a reference to currency means Canadian currency.

[REST OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Corporation has caused this Debenture to be executed by a duly authorized officer.

DATED for reference this ________ day of January, 2025.

TACTICAL RESOURCES CORP.

Per:
Authorized Signatory

(See terms and conditions attached hereto as Schedule “A”)

SCHEDULE “A”

TERMS AND CONDITIONS

FOR 10.0% UNSECURED CONVERTIBLE DEBENTURE

Article 1
DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Debenture, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the meanings set out below.

(a)	“Applicable Securities Laws” means the securities laws, regulations, policies, notices, rulings and orders in the Provinces of British Columbia, Alberta, and Ontario;

(b)	“Business Day” means a day, other than a Saturday, Sunday or statutory holiday in the Province of British Columbia;

(c)	“Corporation” means Tactical Resources Corp. and its successors and assigns;

(d)	“Common Shares” means fully-paid and non-assessable common shares in the capital of the Corporation as constituted on the date hereof which the Debentureholder is entitled to receive upon the conversion of the Debenture pursuant to Article 4;

(e)	“Conversion Date” or “Date of Conversion” means the date on which a written notice of conversion is received by the Corporation pursuant to §4.2(a);

(f)	“Conversion Event” shall have the meaning as set forth on the face page of this Debenture;

(g)	“Conversion Price” shall have the meaning as set forth on the face page of this Debenture;

(h)	“Conversion Rights” means the rights of the Debentureholder to convert the Debenture into Common Shares pursuant to Article 4;

(i)	“Debenture” means this convertible debenture as supplemented, amended or otherwise modified, renewed or replaced from time to time;

(j)	“Debentureholder” or “holder” shall have the meaning as set forth on the face page of this Debenture;

(k)	“Debenture Certificate” means this certificate evidencing the Debenture;

(l)	“Events of Default” shall have the meaning as set forth in §5.1;

(m)	“Issue Date” means the date defined as such on the face page of this Debenture;

(n)	“Law” includes any law (including common law and equity), statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body;

(o)	“Market Price” shall have the meaning as set forth in TSXV Policy 1.1;

(p)	“Maturity Date” means the date defined as such on the face page of this Debenture;

(q)	“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, monetary authority, commission, department or instrumentality thereof, or any court, tribunal or arbitrator, whether foreign or domestic;

(r)	“Other Debentures” means each of the other unsecured convertible debentures issued on the Issue Date, or subsequent tranches, and having the same material terms as the Debenture;

(s)	“Pacific Time” means the local time in Vancouver, British Columbia, Canada;

(t)	“Person” means an individual, partnership, corporation, trust, unincorporated association, joint venture or government or any agent, instrument or political subdivision thereof;

(u)	“Principal Amount” means the principal amount outstanding under this Debenture from time to time;

(v)	“TSXV” means the TSX Venture Exchange;

(w)	“Unit” means a unit of the Corporation consisting of one Common Share and one Warrant, which the Debentureholder is entitled to receive upon the conversion of the Debenture pursuant to Article 4; and

(x)	“USA”, “United States”, or “U.S.” means the United States of America, its territories and possessions and any state of the United States, and the District of Columbia.

1.2	Interpretation

For the purposes of this Debenture, except as otherwise expressly provided herein:

(a)	the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, clause, subclause or other subdivision or Schedule;

(b)	a reference to an Article means an Article of this Debenture and the symbol § followed by a number or some combination of numbers and letters refers to the section, paragraph or subparagraph of this Debenture so designated;

(c)	the headings are for convenience only, do not form a part of this Debenture and are not intended to interpret, define or limit the scope, extent or intent of this Debenture or any of its provisions;

(d)	the word “including”, when following a general statement, term or matter, is not to be construed as limiting such general statement, term or matter to the specific items or matters set forth or to similar items or matters (whether or not qualified by non-limiting language such as “without limitation” or “but not limited to” or words of similar import) but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its possible scope;

(e)	unless otherwise indicated, a reference to currency means Canadian currency; and

(f)	words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa.

Article 2
DEBENTURE

2.1	Principal Amount

The Corporation agrees to repay to the Debentureholder, the Principal Amount of the Debenture, together with interest thereon, by 5:00 p.m. (Pacific Time) on the Maturity Date, subject to the conversion of the Debenture, as applicable, pursuant to the terms set forth in Article 4.

2.2	Interest on Debenture

The Debenture will bear interest on the Principal Amount from the Issue Date a rate of 10.0% per annum calculated and payable on the Conversion Date or the Maturity Date, as applicable. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months. Any accrued and unpaid interest from the Issue Date to the Conversion Date shall, in the Corporation’s sole discretion, be payable in cash or in Units at a conversion price equal to the last closing price of the Common Shares on the TSXV immediately prior to the Conversion Date, subject to the policies and prior acceptance of the TSXV (the “Interest Conversion Price”).

2.3	Outstanding Balance

Notwithstanding the stated Principal Amount of this Debenture, the actual outstanding balance of the Debenture from time to time shall be the aggregate outstanding Principal Amount of the Debenture, together with accrued but not yet paid interest thereon payable by the Corporation to the Debentureholder pursuant to this Debenture.

2.4	Prepayment of Principal Amount and Interest on Debenture

The Corporation shall be entitled to prepay the Debentures, in whole or in part, any time following the closing of the Offering upon giving the holders of the Debentures not less than 30 days’ prior written notice, at a price equal to the then outstanding principal amount of the Debentures plus all accrued and unpaid interest up to and including the date of redemption (the “Redemption Date”), following the closing of the Offering until the Maturity Date. A holder of Debentures may elect to convert its Debentures by providing the Corporation with a written notice to that effect within five (5) business days of the receipt by the holder of the notice of redemption. Notwithstanding the foregoing, any prepayment of accrued and unpaid interest payable in Units, shall be subject to the provisions of §2.2.

2.5	Repurchase on Change of Control

Upon a “Change of Control” of the Corporation, holders of the Debentures will have the right to require the Corporation to repurchase their Debentures, in whole or in part, by giving notice to the Corporation on or before the date that is 30 days following the announcement of the completion of a Change of Control, whereupon the Corporation shall, no later than 30 days following the receipt of such notice, repurchase such Debentures at a price equal to the then outstanding principal amount of the Debentures plus accrued and unpaid interest thereon (the “Offer Price”). If 90% or more of the Principal Amount of the Debentures outstanding on the date of the notice of the Change of Control have been tendered for redemption, the Corporation will have the right to redeem all of the remaining Debentures at the Offer Price. For the purposes hereof, a “Change of Control” means (i) any event as a result of or following which any person, or group of persons “acting jointly or in concert” within the meaning of Applicable Securities Laws, beneficially owns or exercises control or direction over an aggregate of more than 50% of the then outstanding Common Shares; or (ii) the sale or other transfer of all or substantially all of the consolidated assets of the Corporation. A Change of Control will not include a sale, merger, reorganization or other similar transaction if the previous holders of the Common Shares hold at least 50% of the voting shares of such merged, reorganized or other continuing entity. Notwithstanding the foregoing, any repurchase of accrued and unpaid interest payable in Units, shall be subject to the provisions of §2.2.

Article 3
COVENANTS

3.1	Covenants of the Corporation

The Corporation covenants and agrees with the Debentureholder that, unless otherwise consented to in writing by the Debentureholder:

(a)	Reservation of Common Shares. The Corporation shall at all times have reserved for issuance out of its authorized capital a sufficient number of Common Shares to satisfy its obligations to issue and deliver Common Shares upon the due conversion of the Debenture;

(b)	Approvals and Filings. The Corporation shall, in connection with the execution and delivery of this Debenture and the possible conversion of the Debenture into Common Shares, obtain any and all statutory and regulatory approvals required to effect and complete the same and shall file all notices, reports and other documents required to be filed by or on behalf of the Corporation pursuant to Applicable Securities Laws in respect thereof, including the rules and regulations of the TSXV;

(c)	Resale Restrictions. All Common Shares issued to the Debentureholder upon conversion of the Debenture or any part thereof from time to time will be subject to resale restrictions imposed under Applicable Securities Laws and applicable federal and “blue sky” securities laws of the United States of America and the rules of regulatory bodies having jurisdiction including, without limiting the generality of the foregoing, that the Common Shares so issued shall not be traded for a period of four months from the date of the issuance of this Debenture except as permitted by Applicable Securities Laws and, if applicable, with the consent of the TSXV;

(d)	Certificate Legends. A legend will be placed on the certificates representing the Common Shares issued on conversion of the Debenture denoting the restrictions on transfer imposed by Applicable Securities Laws and the policies of the TSXV, if applicable, including but not limited to the following legend(s):

“UNLESS PERMITTED UNDERS ECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MAY 22, 2027.”

“WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MAY 22, 2027.”

(e)	Canadian Securities Laws. All securities issued to the Debentureholder upon conversion of the Debenture or any part thereof shall be made pursuant to an exemption from prospectus and registration requirements available to the Debentureholder or the Corporation in respect of the transactions contemplated herein under Applicable Securities Laws.

Article 4
CONVERSION Of principal amount

4.1	Conversion Privilege and Conversion Price

(a)	The Debentureholder shall have the right, from time to time and at any time following the Issue Date until to 5:00 p.m. (Pacific Time) on the earlier of: (i) the Maturity Date; and (ii) the Redemption Date, to convert to Units, all or any part of the outstanding Principal Amount of the Debenture on the Conversion Date, at the Conversion Price. For greater certainty, any conversion of accrued and unpaid interest into Units shall be at the Interest Conversion Price and shall be subject to prior TSXV approval.

4.2	Manner of Exercise of Right to Convert or Purchase

(a)	The Debentureholder may, at any time following the Issue Date and at any time on or prior to 5:00 p.m. (Pacific Time) on the earlier of: (i) the Maturity Date; and (ii) the Redemption Date, convert the outstanding Principal Amount of the Debenture on the Conversion Date, in whole or in part, into Units at the Conversion Price, by delivering to the Corporation the conversion form attached hereto as Schedule “B” executed by the Debentureholder or the Debentureholder’s attorney duly appointed by an instrument in writing, exercising the Debentureholder’s right to convert the Debenture in accordance with the provisions of this Article 4. Thereupon, the Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges, the Debentureholder shall be entitled to be entered in the books of the Corporation as at the Conversion Date (or such later date as is specified in §4.2(b)) as the holder of the number of Common Shares and Warrants into which the Debenture is convertible in accordance with the conversion form then received by the Corporation and the provisions of this Article 4 and, as soon as practicable thereafter, the Corporation shall deliver to the Debentureholder, a certificate or certificates for such Units affixed with all required legends;

(b)	For the purposes of this Article 4, the Debenture shall be deemed to be converted on the Conversion Date on which the conversion form under §4.2(a) is actually received by the Corporation, provided that if such conversion form or notice is received on a day on which the register of Common Shares is closed, the person or persons entitled to receive the Units shall become the holder or holders of record of such Units as at the date on which such register is next reopened;

(c)	Any part of the Principal Amount of the Debenture may be converted as provided in §4.2(a); and

(d)	The Debentureholder shall be entitled in respect of Units issued upon conversion of the Debenture to dividends declared in favour of shareholders of record of the Corporation on and after the Conversion Date or such later date as the Debentureholder shall become the holder of record of such Units pursuant to §4.2(b), from which applicable date any Units so issued to the Debentureholder shall for all purposes be and be deemed to be outstanding as fully paid and non-assessable.

4.3	Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)	If and whenever at any time prior to the close of business of the Corporation up to and including the Maturity Date, (referred to in this §4.3 as the “Time of Expiry”), the Corporation shall:

(i)	subdivide, redivide or change its Common Shares into a greater number of shares (“Stock Split”);

(ii)	consolidate, reduce or combine its Common Shares into a lesser number of shares (a “Share Consolidation”); or

(iii)	issue Common Shares to all or substantially all of the holders of its Common Shares by way of a stock dividend or other distribution on such Common Shares payable in Common Shares (other than dividends paid in the ordinary course);

(any such event being hereinafter referred to as a “Capital Reorganization”), the Conversion Price shall be adjusted by multiplying the Conversion Price in effect on the effective date of such event referred to in §4.3(a) or §4.3(b) or on the record date of such stock dividend referred to in §4.3(c), as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding before giving effect to such Capital Reorganization and the denominator of which shall be the number of Common Shares outstanding after giving effect to such Capital Reorganization. Such adjustment shall be made successively whenever any Capital Reorganization shall occur and any such issue of Common Shares by way of a stock dividend or other such distribution shall be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Common Shares under §4.3(a) and 4.3(b).

(b)	If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares at a price per share (or having a conversion or exchange price per share) of less than 95% of the Current Market Price per Common Share on such record date (any such event being hereinafter referred to as a “Rights Offering”), the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number equal to the number determined by dividing the aggregate purchase price of the additional Common Shares offered for subscription or purchase by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the number of the additional Common Shares offered for subscription or purchase. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such Rights Offering is not made or any such rights, options or warrants are not exercised prior to the expiration thereof, the Conversion Price shall then be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued;

(c)	If and whenever at any time prior to the Time of Expiry, the Corporation shall fix a record date for the distribution to all or substantially all the holders of its Common Shares of:

(i)	shares of any class whether of the Corporation or any other corporation (excluding dividends paid in the ordinary course);

(i)	rights, options or warrants;

(ii)	evidences of indebtedness; or

(iii)	other assets or property (excluding dividends paid in the ordinary course);

and if such distribution does not constitute a Capital Reorganization or a Rights Offering or does not consist of rights, options or warrants entitling the holders, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares at a price per share or having a conversion or exchange price per share of at least 95% of the Current Market Price per Common Share on such record date (any such non-excluded event being hereinafter referred to as a “Special Distribution”), the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share determined on such record date, less the excess of the fair market value (as determined by the board of directors of the Corporation, which determination shall be conclusive) of such Special Distribution over the fair market value (as determined by the board of directors of the Corporation, which determination shall be conclusive) of the consideration therefor, if any, received by the Corporation and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share. Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purposes of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. The extent that such Special Distribution is not so made or to the extent any such rights, options or warrants are not exercised prior to the expiration thereof, the Conversion Price shall then be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or if such expired rights, options or warrants had not been issued;

(d)	For the purpose of any computation under §4.3(b) or §4.3(c), the “Current Market Price” per Common Share at any date shall be the closing market price per share of such Common Shares on the day immediately preceding such date on the TSXV;

(e)	If and whenever at any time prior to the Time of Expiry, there is a reclassification or change of Common Shares into other shares or there is a consolidation, merger, reorganization or amalgamation of the Corporation with or into another corporation or entity that results in any reclassification of Common Shares or a change of Common Shares into other shares or there is a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another person (any such event being hereinafter referred to as a “Reclassification of Common Shares”), the Debentureholder shall be entitled to receive and shall accept, upon the exercise of the Debentureholder’s right of conversion at any time after the effective date thereof, in lieu of the number of Common Shares of the Corporation to which the Debentureholder was theretofore entitled on conversion, the kind and amount of shares or other securities or money or other property that the Debentureholder would have been entitled to receive as a result of such Reclassification of Common Shares, if, on the effective date thereof, the Debentureholder had been the registered holder of the number of such Common Shares to which the Debentureholder was theretofore entitled upon conversion, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this §4.3;

(f)	In any case in which this §4.3 shall require that an adjustment become effective immediately after a record date or agreement date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing or transferring to the Debentureholder who converts on a Conversion Date after such record date or agreement date and before the occurrence of such event the additional Common Shares issuable upon conversion by reason of the adjustment of the Conversion Price required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to the Debentureholder an appropriate instrument evidencing the Debentureholder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares on and after the Date of Conversion or such later date as the Debentureholder would, but for the provisions of this §4.3(f), have become the holder of record of such additional Common Shares pursuant to §4.3(d);

(g)	In case the Corporation after the date hereof shall take any action affecting its Common Shares, other than any action described in this §4.3, which in the opinion of the Debentureholder, acting reasonably, would materially affect the conversion rights of the Debentureholder, the Conversion Price shall be adjusted in such manner, at such time and by such action by the directors of the Corporation, as they may determine, acting reasonably, to be equitable to the Debentureholder and the Corporation in the circumstances, but subject in all cases to any necessary regulatory approval;

The adjustments provided for in this §4.3 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment shall be made which would result in any increase in the Conversion Price (except upon a consolidation, reduction or combination of outstanding Common Shares) and no adjustment of the Conversion Price shall be required unless such adjustment would require a decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this subsection (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment;

(h)	In the event of any dispute arising with respect to the adjustments provided in this §4.3, such question shall be conclusively determined by a firm of chartered accountants appointed by the Corporation (who may be auditors of the Corporation) and acceptable to the Debentureholder. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Debentureholder;

(i)	Notwithstanding any other provision herein contained, no adjustment to the Conversion Price shall be made in respect of any event described in this §4.3 (other than the events referred to in paragraphs (i) and (ii) of subsection (a)), if the Debentureholder is entitled, without converting the Debenture, to participate in such event on the same terms mutatis mutandis as if the Debentureholder had converted the Debenture into Common Shares prior to or on the effective date or record date of such event;

(j)	If any Common Shares to be issued upon the conversion of the Debenture hereunder require any filing or registration with or approval of any Official Body in Canada or the United States or compliance with any other requirement under any law of Canada or the United States or province or state thereof before such shares may be validly issued upon such conversion or traded by the person to whom they are issued pursuant to such conversion, the Corporation will take all reasonable action as may be necessary to secure such filing, registration, approval or compliance as the case may be; and

(k)	Notwithstanding the foregoing provisions provided herein, any adjustment of the Conversion Price described herein this §4.3, except those in relation to a Stock Split or a Share Consolidation, will be subject to prior acceptance of the TSXV.

4.4	No Requirement to Issue Fractional Shares

The Corporation shall not be required to issue fractional Units upon the conversion of the Debenture pursuant to this Article 4.

4.5	Certificate as to Adjustment

The Corporation shall from time to time forthwith after the occurrence of any event which requires adjustment or readjustment as provided in §4.3, deliver to the Debentureholder at the Debentureholder’s address set forth on the final page hereof, an officer’s certificate specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation are based.

4.6	10.0% Blocker

Notwithstanding anything contained herein to the contrary, the rights represented by this Debenture, including the Conversion Rights, will not be exercisable by the Debentureholder, in whole or in part, and the Corporation will not give effect to any such exercise, if, after giving effect to such exercise, the Debentureholder would, directly or indirectly, together with its Affiliates or Associates (as defined in TSXV Corporate Finance Policy 1.1), and any person or company acting jointly or in concert with the Debentureholder (the “Joint Actors”) would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Corporation which is ten percent (10.0%) or greater of the total issued and outstanding voting securities of the Corporation, immediately after giving effect to such exercise, unless and until a TSXV Form 2A or Form 2C1, as applicable, or an equivalent document as required by the TSXV, is filed and cleared by the TSXV. For greater certainty, the rights represented by this Debenture will not be exercisable by the Debentureholder, in whole or in part, and the Corporation will not give effect to any such exercise, if, after giving effect to such exercise, the Debentureholder, together with its Joint Actors, would be deemed to hold a number of voting securities sufficient to materially affect the control of the Corporation, unless the Debentureholder has obtained clearance from the TSXV to exercise such right.

4.7	20.0% Blocker

Notwithstanding anything contained herein to the contrary, the rights represented by this Debenture, including the Conversion Rights, will not be exercisable by the Debentureholder, in whole or in part, and the Corporation will not give effect to any such exercise, if, after giving effect to such exercise, the Debentureholder would, directly or indirectly, together with its Affiliates or Associates (as defined in TSXV Corporate Finance Policy 1.1), and any person or company acting jointly or in concert with the Debentureholder (the “Joint Actors”) would in the aggregate beneficially own, or exercise control or direction over that number of voting securities of the Corporation which is twenty percent (20.0%) or greater of the total issued and outstanding voting securities of the Corporation, immediately after giving effect to such exercise, unless and until a TSXV Form 2A or Form 2C1, as applicable, or an equivalent document as required by the TSXV, is filed and cleared by the TSXV and disinterested shareholder approval has been obtained for a new Control Person (as defined in TSXV Corporate Finance Policy 1.1) in accordance with applicable TSXV requirements. For greater certainty, the rights represented by this Debenture will not be exercisable by the Debentureholder, in whole or in part, and the Corporation will not give effect to any such exercise, if, after giving effect to such exercise, the Debentureholder, together with its Joint Actors, would be deemed to hold a number of voting securities sufficient to deem the Debentureholder a Control Person (as defined in TSXV Corporate Finance Policy 1.1).

Article 5
EVENTS OF DEFAULT

5.1	General

The occurrence of any one or more of the following events (“Events of Default”) will constitute a default hereunder (whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court of any order, rule or regulation of any administrative or governmental body):

(a)	Non-Compliance: the Corporation fails to observe or perform one or more material covenants, agreements, conditions or obligations in favour of the Debentureholder, including a failure to pay any or all of the Principal Amount, interest and other monies due under the Debenture when due, and such failure continues unremedied for a period of 15 days after the Debentureholder gives notice thereof to the Corporation;

(b)	Ceasing to Carry on Business: the Corporation ceases or threatens to cease to carry on business;

(c)	Bankruptcy or Insolvency: the Corporation becomes insolvent or makes a voluntary assignment or proposal in bankruptcy or otherwise acknowledges its insolvency, or a bankruptcy petition is filed or presented against the Corporation, or the Corporation commits or threatens to commit an act of bankruptcy;

(d)	Receivership: a receiver or receiver manager of the Corporation is appointed under any statute or pursuant to any document issued by the Corporation;

(e)	Compromise or Arrangement: any proceedings with respect to either of the Corporation are commenced under the compromise or arrangement provisions of the corporations statute pursuant to which the Corporation is governed, or the Corporation enters into an arrangement or compromise with any or all of its creditors pursuant to such provisions or otherwise;

(f)	Companies’ Creditors Arrangement Act: any proceedings with respect to the Corporation are commenced in any jurisdiction under the Companies’ Creditors Arrangement Act (Canada) or any similar legislation; and

(g)	Liquidation: an order is made, a resolution is passed, or a petition is filed, for the liquidation, dissolution or winding-up of the Corporation.

Article 6
RIGHTS, REMEDIES AND POWERS

6.1	Upon Default

Upon the occurrence of an Event of Default and at any time thereafter, so long as such Event of Default is continuing, the Debentureholder may exercise any or all of the rights, remedies and powers of the Debentureholder under any applicable legislation or otherwise existing, whether under this Debenture or any other agreement or at law or in equity, and in addition will have the right and power (but will not be obligated) to declare any or all of the Debenture to be immediately due and payable.

6.2	Waiver

The Debentureholder in its absolute discretion may at any time and from time to time by written notice waive any breach by the Corporation of any of its covenants or agreements herein. No failure or delay on the part of the Debentureholder to exercise any right, remedy or power given herein or by any other existing or future agreement or now or hereafter existing by statute, at law or in equity will operate as a waiver thereof, nor will any single or partial exercise of any such right, remedy or power preclude any other exercise thereof or the exercise of any other such right, remedy or power, nor will any waiver by the Debentureholder be deemed to be a waiver of any subsequent, similar or other event.

Article 7
OTHER AGREEMENTS

7.1	Withholding Taxes

If the Corporation is obliged to withhold any payment hereunder on account of present or future taxes, duties, assessments or other governmental charges required by Law, the Corporation shall make such withholding or deduction and pay the balance owing to the Debentureholder.

7.2	Amendment and Waiver

Neither this Debenture nor any provision hereof may be amended, waived, discharged or terminated except by a document in writing executed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

7.3	Notices and Other Instruments

Any notice, demand or other communication required or permitted to be given to any party hereunder shall be in writing and shall be:

(a)	personally delivered to such party; or

(b)	except during a period of strike, lock-out or other postal disruption, sent by double registered mail, postage prepaid to the address of such party set forth on page one; or

(c)	sent by facsimile transmission or other means of electronic communication to the address of such party set forth on page one;

and shall be deemed to have been received by such party on the earliest of the date of delivery under subsection (a), the actual date of receipt when mailed under subsection (b) and the Business Day following the date of communication under subsection (c). Any party may give written notice to the other parties of a change of address to some other address, in which event any communication shall thereafter be given to such party as hereinbefore provided, at the last such changed address of which the party communication has received written notice.

7.4	Maximum Rate

Notwithstanding any other provisions of this Debenture or any other agreement, the maximum amount (including interest and any other consideration) payable to the Debentureholder in connection with the Obligations and each part thereof shall not exceed the maximum allowable return permitted under the laws of British Columbia and the laws of Canada applicable therein, and the provisions of this Debenture and all other existing and future agreements are hereby modified to the extent necessary to effect the foregoing.

7.5	Successors and Assigns

This Debenture shall be binding upon the Corporation and its successors. This Debenture is not assignable.

7.6	Headings, etc.

The division of this Debenture into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

7.7	Severability

The provisions of this Debenture are intended to be severable. If any provision of this Debenture shall be deemed by any court of competent jurisdiction or held to be invalid or void or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

8.8	Modification

From time to time the Corporation may modify the terms and conditions hereof for any purpose not inconsistent the terms hereof, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein.

8.9	Governing Law

This Debenture shall be governed by and construed in accordance with the laws of the Province of British Columbia and of Canada applicable therein and shall be treated in all respects as a British Columbia contract.

[End of Schedule “A”]

SCHEDULE “B”

CONVERSION FORM

TO:	TACTICAL RESOURCES CORP.

The undersigned, being the Debentureholder pursuant to a Debenture dated January 21, 2025 granted by Tactical Resources Corp. to the undersigned (the “Debenture”), hereby irrevocably elects to convert the Principal Amount of $_________ under the Debenture into __________________ Units of TACTICAL RESOURCES CORP. in accordance with the terms of the Debenture and directs that the securities issuable and deliverable upon the conversion be issued and delivered to the person indicated below. (If securities are to be issued in the name of a person other than the holder, all requisite transfer taxes or fees must be tendered by the undersigned).

Dated the _______________ day of _______________, ________.

(Please print full name)

By:
(Signature)

(Print full address, including postal code)

The securities are to be issued as follows:

Registration Instructions: Register the securities as set forth below:	Delivery Instructions: Deliver the securities as set forth below:

Name	Name

Address, including postal code	Address, including postal code

Telephone Number

Instructions:

1.	The registered holder may exercise its right to receive units of the Corporation by completing this form and surrendering this form and the Debenture Certificate representing the Debenture being converted to the office of the Corporation at c/o Suite 1500, 1055 West Georgia Street, Vancouver, BC V6E 4N7 (Attention: Chief Executive Officer).

2.	If the Conversion Form indicates that securities are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Conversion Form must be guaranteed by an authorized officer of a chartered bank, trust Corporation or an investment dealer who is a member of a recognized stock exchange. For greater clarity, the registration in respect of the certificates or direct registration statements representing the Units must not differ from the registration of the Debenture Certificate unless: (i) there will be no change to beneficial ownership; (ii) such conversion takes place on or after [● NTD: Date on which the resale restrictions no longer apply]; (iii) such exercise would not result in the registered holder of the Units becoming an “Insider” or “Control Person” of the Corporation, as defined in the TSXV Corporate Finance Policies.

3.	If the Conversion Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

[End of Schedule “B”]